UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 8, 2005 (September 2, 2005)

Date of report (Date of earliest event reported)

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567

(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement

V. Paul Lee. On September 2, 2005, V. Paul Lee, Executive Vice President and Chief Operating Officer, Worldwide Studios of Electronic Arts Inc. (“EA”) was promoted to President, Worldwide Studios effective September 5, 2005 and accepted a letter setting forth the new terms and conditions of his employment in conjunction with this promotion (the “Lee Letter”). The following summary of the material terms of the Lee Letter is qualified in its entirety by reference to the text of the Lee Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Pursuant to the terms of the Lee Letter, Mr. Lee’s annual gross salary will be increased to 662,730 Canadian dollars and his discretionary bonus target will increase to 80% of his annual gross salary. In addition, Mr. Lee will receive a stock option grant to purchase 150,000 shares of EA common stock, which option will vest in its entirety on the fourth anniversary of the date of grant and have an exercise price equal to the closing market price of EA common stock on the Nasdaq market on the date of grant.

David Gardner. On September 2, 2005, David Gardner, Senior Vice President of International Publishing of EA was promoted to Executive Vice President and Chief Operating Officer, Worldwide Studios effective September 5, 2005 and accepted a letter setting forth the new terms and conditions of his employment in conjunction with this promotion (the “Gardner Letter”). The following summary of the material terms of the Gardner Letter is qualified in its entirety by reference to the text of the Gardner Letter, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference. Pursuant to the terms of the Gardner Letter, Mr. Gardner’s annual gross salary will be increased to 450,000 U.S. dollars and his discretionary bonus target will increase to 60% of his annual gross salary. In addition, Mr. Gardner will receive a stock option grant to purchase 75,000 shares of EA common stock, which option will vest in its entirety on the fourth anniversary of the date of grant and have an exercise price equal to the closing market price of EA common stock on the Nasdaq market on the date of grant. The Gardner Letter also specifies that EA will reimburse Mr. Gardner for the reasonable, documented expenses for fuel and the costs of a required co-pilot on those occasions when Mr. Gardner flies his personal aircraft on approved business trips.

Frank Gibeau. On September 2, 2005, Frank Gibeau, Senior Vice President of North American Marketing of EA was promoted to Executive Vice President and General Manager, North America Publishing effective September 5, 2005 and accepted a letter setting forth the new terms and conditions of his employment in conjunction with this promotion (the “Gibeau Letter”). The following summary of the material terms of the Gibeau Letter is qualified in its entirety by reference to the text of the Gibeau Letter, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference. Pursuant to the terms of the Gibeau Letter, Mr. Gibeau’s annual gross salary will be increased to 350,000 U.S. dollars and his discretionary bonus target will increase to 60% of his annual gross salary. In addition, Mr. Gibeau will receive a stock option grant to purchase 100,000 shares of EA common stock, which option will vest in its entirety on the fourth anniversary of the date of grant and have an exercise price equal to the closing market price of EA common stock on the Nasdaq market on the date of grant.

Gerhard Florin. On September 2, 2005, Gerhard Florin, Senior Vice President and General Manager, Europe Publishing, of EA, was promoted to Executive Vice President and General Manager, International Publishing effective September 5, 2005 and accepted a letter setting forth the new terms and conditions of his employment in connection with this promotion (“Florin Promotion Letter”). In addition, on September 6, 2005, Dr. Florin accepted an international relocation offer letter (“Florin Relocation Letter”) setting forth the terms and conditions of his relocation to Geneva, Switzerland, where EA is planning to establish a headquarters office for its international publishing business. The headquarters is expected to commence limited operations in early 2006 and become fully operational later in the year. The following summary of the material terms of the Florin Promotion Letter and the Florin Relocation Letter is qualified in its entirety by reference to the text of each, copies of which are attached hereto as Exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference. EA intends to enter into employment agreements with Dr. Florin and other employees who will also be relocating to Switzerland.

Pursuant to the terms of the Florin Promotion Letter, Dr. Florin’s annual gross salary will be increased to 314,650 British pounds. His discretionary bonus target will increase to 60% of his annual gross salary. In addition, Mr. Florin will receive a stock option grant to purchase 75,000 shares of EA common stock, which option will vest in its entirety on the fourth anniversary of the date of grant and have an exercise price equal to the closing market price of EA common stock on the Nasdaq market on the date of grant.

Pursuant to the terms of the Florin Relocation Letter, Dr. Florin’s salary will be increased to 718,817 Swiss francs (“CHF”) upon his relocation to Geneva, while his discretionary bonus target will remain at 60% of his annual gross salary. In addition, Dr. Florin will be eligible to receive an annual housing allowance for a period of up to 5 years of: (i) CHF 300,000 during year one; (ii) CHF 192,177 during years two and three; (iii) CHF 102,177 in year four; and (iv) CHF 42,177 in year five. EA will bear the cost of any Swiss social security and income taxes incurred by Dr. Florin arising from the annual housing allowance. The foregoing amounts reflect the deduction of an annual housing contribution of 15% of Dr. Florin’s gross annual salary at the beginning of year one, or CHF 107,823, that Dr. Florin is required to make to EA beginning in year two and continuing each year during which he receives an annual housing allowance. In the event that Dr. Florin elects to purchase a primary residence in Switzerland at the beginning of year one, he will receive 70% of the net housing allowances he would have received during years one through five. In the event Dr. Florin elects to purchase a home by the end of year one, he will receive 70% of the net housing allowances he would have received during years two through five. EA will bear the cost of any Swiss social security and income taxes incurred by Dr. Florin arising from funds provided to him for the purpose of purchasing a primary residence in Switzerland.

Dr. Florin will also be eligible to receive other transfer-related assistance, as well an annual car allowance of CHF 25,000 and other benefits generally available to EA employees relocating to Switzerland. In the event Dr. Florin voluntarily terminates his employment with EA in Switzerland for any reason during the first 12 months following his relocation, Dr. Florin will be required to either repay or have deducted from his final salary payment amounts previously paid by EA for transferring Dr. Florin and his belongings to Switzerland. In the event that EA terminates Dr. Florin’s employment for any reason, except for gross misconduct, at any time up to 24 months following his transfer to Switzerland, EA will pay the costs of relocating him and his family back to the United Kingdom.

Item	5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 2, 2005, EA issued a press release in which it announced that Don Mattrick, EA’s President of Worldwide Studios, had decided to step down from his position effective September 2, 2005, and that V. Paul Lee, EA’s Executive Vice President and Chief Operating Officer of Worldwide Studios had been promoted to succeed Mr. Mattrick as EA’s President, Worldwide Studios effective September 5, 2005. In the same press release, EA also announced other promotions and organizational changes at EA, including the decision by Nancy Smith, EA’s Executive Vice President and General Manager, North American Publishing, to take a new role as Executive Vice President and General Manager of The Sims product franchise. EA further announced that Frank Gibeau had been promoted to succeed Ms. Smith as EA’s Executive Vice President and General Manager, North America Publishing effective September 5, 2005, and that Gerhard Florin had been promoted to Executive Vice President and General Manager, International Publishing effective September 5, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Lee, age 41, served as EA’s Executive Vice President and Chief Operating Officer, Worldwide Studios from August 2002 until his promotion to President, Worldwide Studios. From 1998 to August 2002, Mr. Lee was Senior Vice President and Chief Operating Officer, Worldwide Studios. Prior to this, he served as General Manager of EA Canada, Chief Operating Officer of EA Canada, Chief Financial Officer of EA Sports and Vice President, Finance and Administration of EA Canada. Mr. Lee was a principal of Distinctive Software Inc. until it was acquired by EA in 1991. Mr. Lee holds a Bachelor of Commerce degree from the University of British Columbia and is a Chartered Financial Analyst. A summary of the material terms of Mr. Lee’s employment offer letter is described in section 1.01 above and is qualified in its entirety by reference to the text of the letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Gibeau, age 36, served as EA’s Senior Vice President, North American Marketing from October 2002 until his promotion to Executive Vice President, North America Publishing. Prior to his appointment as Senior Vice President, North American Marketing, Mr. Gibeau held a variety of senior marketing posts with EA from 1991 through 2002, including Vice President of Marketing and Director of Marketing. Mr. Gibeau received a B.S. degree in Business Administration from the University of Southern California and a M.B.A. from Santa Clara University. A summary of the material terms of Mr. Gibeau’s employment offer letter is described in section 1.01 above and is qualified in its entirety by reference to the text of the letter, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Dr. Florin, age 46, served as EA’s Senior Vice President and Managing Director, European Publishing from April 2003 until his promotion to Executive Vice President, International Publishing. Dr. Florin served as Vice President, Managing Director for European countries from 2001 until April 2003. From the time he joined EA in 1996 until 2001, Dr. Florin was the Managing Director for German speaking countries. Prior to joining EA, Dr. Florin held various positions at BMG, the global music division of Bertelsmann AG, and worked as a consultant with McKinsey. Dr. Florin holds Masters and Ph.D. degrees in Economics from the University of Augsburg, Germany. A summary of the material terms of Dr. Florin’s employment offer letter is described in section 1.01 above and is qualified in its entirety by reference to the text of the letter, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Promotion Offer Letter dated September 2, 2005 between Electronic Arts and V. Paul Lee.

10.2	Promotion Offer Letter dated September 2, 2005 between Electronic Arts and David Gardner.

10.3	Promotion Offer Letter dated September 2, 2005 between Electronic Arts and Frank Gibeau.

10.4	Promotion Offer Letter dated September 2, 2005 between Electronic Arts and Gerhard Florin.

10.5	International Relocation Offer Letter dated September 2, 2005 between Electronic Arts and Gerhard Florin.

99.1	Press release dated September 2, 2005 regarding the resignation of Don Mattrick as President of Worldwide Studios of EA, the promotion of V. Paul Lee to the position of President of Worldwide Studios of EA, and other promotions and organizational changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	September 8, 2005	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, Secretary and General Counsel